EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                                             Percentage of     State of Incorporation
     Parent                     Subsidiary                   Ownership            or Organization
     ------                     ----------                   ---------            ---------------
Yonkers Financial              The Yonkers Savings and          100%                  Federal
 Corporation                   Loan Association, FA

The Yonkers Savings and        Yonkers Financial Services       100%                  New York
 Loan Association, FA          Corporation


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